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                                                                  Exhibit 4.01


COMMON SHARES                                                    COMMON SHARES

                                   DYNAMIC
                           HEALTHCARE TECHNOLOGIES

             INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA



                                            See reverse for certain definitions
                                                      CUSIP 267927101


THIS CERTIFIES THAT


is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF DYNAMIC HEALTHCARE TECHNOLOGIES, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent-Registrar.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers.


Dated:


AUTHORIZED SIGNATURE



David M. Pomerance                                          Mitchel J. Laskey
         SECRETARY                                                  PRESIDENT




COUNTERSIGNED AND REGISTERED:
NORWEST BANK MINNESOTA, N.A.
(MINNEAPOLIS, MINNESOTA) TRANSFER AGENT AND REGISTRANT